Schedule B

LEGG MASON PARTNERS EQUITY TRUST

Amended and Restated Designation of Classes

(Effective as of December 7, 2009)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more Classes of Shares.

NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Class
Legg Mason ClearBridge Aggressive Growth Fund (formerly known as Legg Mason Partners Aggressive Growth Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason Capital Management All Cap Fund (formerly known as Legg Mason Partners All Cap Fund)	A, B, C, I, 1, FI, R, IS, R1

Legg Mason ClearBridge Appreciation Fund (formerly known as Legg Mason Partners Appreciation Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Equity Income Builder Fund (formerly known as Legg Mason ClearBridge Capital and Income Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Capital Fund (formerly known as Legg Mason Partners Capital Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Diversified Large Cap Growth Fund (formerly known as Legg Mason Partners Diversified Large Cap Growth Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Dividend Strategy Fund (formerly known as Legg Mason Partners Dividend Strategy Fund)	A, B, C, I, 1, FI, R, IS, R1

Legg Mason Esemplia Emerging Markets Equity Fund (formerly known as Legg Mason Partners Emerging Markets Equity Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Equity Fund (formerly known as Legg Mason Partners Equity Fund)	A, B, C, O, I, FI, R, IS, R1

Legg Mason Barrett Financial Services Fund (formerly known as Legg Mason Partners Financial Services Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Fundamental Value Fund (formerly known as Legg Mason Partners Fundamental Value Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason Batterymarch Global Equity Fund (formerly known as Legg Mason Partners Global Equity Fund)	A, B, C, I, 1, FI, R, IS, R1

Legg Mason Global Currents International All Cap Opportunity Fund (formerly known as Legg Mason Partners International All Cap Opportunity Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Investors Value Fund (formerly known as Legg Mason Partners Investors Value Fund)	A, B, C, O, I, FI, R, IS, R1

Legg Mason ClearBridge Large Cap Growth Fund (formerly known as Legg Mason Partners Large Cap Growth Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 100% (formerly known as Legg Mason Partners Lifestyle Allocation 100%)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 85% (formerly known as Legg Mason Partners Lifestyle Allocation 85%)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 70% (formerly known as Legg Mason Partners Lifestyle Allocation 70%)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 50% (formerly known as Legg Mason Partners Lifestyle Allocation 50%)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 30% (formerly known as Legg Mason Partners Lifestyle Allocation 30%)	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Income Fund (formerly known as Legg Mason Partners Lifestyle Income Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason ClearBridge Mid Cap Core Fund (formerly known as Legg Mason Partners Mid Cap Core Fund)	A, B, C, I, 1, FI, R, IS, R1

Legg Mason Batterymarch S&P 500 Index Fund (formerly known as Legg Mason Partners S&P 500 Index Fund)	A, D, IS, R1

Legg Mason ClearBridge Small Cap Growth Fund (formerly known as Legg Mason Partners Small Cap Growth Fund)	A, B, C, O, FI, R, I, 1, IS, R1

Legg Mason ClearBridge Small Cap Value Fund (formerly known as Legg Mason Partners Small Cap Value Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason Investment Counsel Social Awareness Fund (formerly known as Legg Mason Partners Social Awareness Fund)	A, B, C, I, FI, R, IS, R1

Legg Mason Batterymarch U.S. Large Cap Equity Fund (formerly known as Legg Mason Partners U.S. Large Cap Equity Fund)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2015 (formerly known as Legg Mason Partners Target Retirement 2015)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2020 (formerly known as Legg Mason Partners Target Retirement 2020)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2025 (formerly known as Legg Mason Partners Target Retirement 2025)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2030 (formerly known as Legg Mason Partners Target Retirement 2030)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2035 (formerly known as Legg Mason Partners Target Retirement 2035)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2040 (formerly known as Legg Mason Partners Target Retirement 2040)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2045 (formerly known as Legg Mason Partners Target Retirement 2045)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2050 (formerly known as Legg Mason Partners Target Retirement 2050)	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement Fund (formerly known as Legg Mason Partners Target Retirement Fund)	A, C, I, FI, R, IS, R1

Legg Mason Permal Tactical Allocation Fund	A, C, I, FI, R, IS, R1

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.